UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2012

HD SUPPLY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	333-159809	75-2007383
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Cumberland Boulevard, Suite 1480 Atlanta, Georgia		30339
(Address of principal executive offices)		(Zip Code)

(770) 852-9000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On June 14, 2012, the Company issued a press release, attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing that HD Supply Facilities Maintenance, Ltd. has entered into a definitive agreement to acquire Peachtree Business Products LLC. The transaction is expected to close in late June 2012 upon the satisfaction of customary closing conditions, including obtaining requisite government approvals.

The information contained in this Current Report on Form 8-K is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, the information contained in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended. By furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release of HD Supply, Inc. dated June 14, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HD Supply, Inc.

By:	/s/ Vidya Chauhan
Name:	Vidya Chauhan
Title:	Senior Vice President, Strategic Business Development

Date: June 14, 2012